                                                                   Exhibit 10.03


                               DAVOX CORPORATION

                     Non-Qualified Stock Option Agreement
                     ------------------------------------

                          for Non-Employee Directors
                          --------------------------

          Davox Corporation, a Massachusetts corporation (the "Company"), hereby grants this ((Date)) to ((Name)) (the "Optionee"), an option to purchase a maximum of ((Shares)) shares of its Common Stock, $.10 par value (the "Option Shares"), at the price of ((Price)) per share, on the following terms and conditions:

          1. Grant Under 1988 Non-Employee Director Stock Option Plan. This option is granted pursuant to and is governed by the Company's 1988 Non-Employee Director Stock Option Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date. In the event of any conflict between this Agreement and the provisions of the Plan, the Plan shall govern.

          2. Grant as Non-Qualified Option: Other Options. This option is intended to be a non-qualified option (rather than an incentive stock option), and the Board of Directors intends to take appropriate action, if necessary, to achieve this result. This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

          3.       Extent of Option if Service as a Director Continues.

                   (a) If the Optionee has continuously served as a member of the Board of Directors through the following dates, the Optionee may exercise this option for the number of shares set opposite the applicable date:

            Cumulative Number of Shares
          for which Option is Exercisable               Date of Vesting
          -------------------------------               ---------------
          1/4 of total Option Shares            One year after date of option grant
          1/2 of total Option Shares            Two years after date of option grant
          3/4 of total Option Shares            Three years after date of option grant
          100% of total Option Shares           Four years after date of option grant

The foregoing rights are cumulative.

                   (b) While the Optionee continues to serve as a member of the Board of Directors, the rights under Article 3(a) hereof, as applicable, may be exercised up to and including the date which is five (5) years from the date this option is granted. All of the foregoing rights are subject to Article 4 hereof, as appropriate, if the Optionee ceases to serve as
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a member of the Board of Directors or dies or becomes disabled while serving as a member of the Board of Directors.

          4.       Termination of Option Rights.

                   (a) In the event the Optionee ceases to be a member of the Board of Directors of the Company for any reason other than death or permanent disability, the then unexercised portion of this Option shall, to the extent not then vested, immediately terminate and become void; the portion of this Option then vested but which has not been exercised at the time the Optionee so ceases to be a member of the Board of Directors may be exercised, to the extent then vested, by the Optionee within ten (10) days of the date of the Optionee ceases to be a member of the Board of Directors of the Company, but in no event later than the expiration date of the option.

                   (b) In the event that the Optionee ceases to be a member of the Board of Directors of the Company by reason of his permanent disability or death, any option granted to the Optionee may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such disability or death (by the Optionee's personal representative, heir or legatee, in the event of death) during the period ending one hundred eighty (180) days after the date the Optionee so ceases to be a member of the Board of Directors, but in no event later than the expiration date of the option.

          5. Partial Exercise. Exercise of this option up to the extent above stated may be made in part at any time and from time to time within the above limits and within any limits established by the Plan, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this Option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this Option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

          6. Payment of Price. The option price is payable in United States dollars and may be paid: (a) in cash or by check, or any combination of the foregoing, equal in amount to the option price; or (b) in the discretion of the Board of Directors, in cash, by check, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Board of Directors) equal as of the date of exercise to the option price, or by any combination of the foregoing, equal in amount to the option price.

          If the Optionee delivers Common Stock held by the Optionee (the "Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, the Common Stock received by the Optionee on the exercise of this option shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for
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                                      -3-


such Common Stock by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.

          7. Agreement to Purchase for Investment. By acceptance of this option, the Optionee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, and the Optionee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with that Act.

          8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, addressed to the Treasurer, at the principal executive office of the Company. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company or its transfer agent shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Article 4 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

          9. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime only the Optionee can exercise this option.

          10. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

          11. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to any of the Option Shares until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

          12. Capital Changes and Business Successions. It is the purpose of this option to encourage the Optionee to work for the best interests of the Company and its stockholders.
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Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

          13. Withholding Taxes. The Optionee hereby agrees that the Company may withhold from the Optionee's wages or other remuneration the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of any installment of this Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages or other remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld.

          14. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts.
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                                      -5-

          IN WITNESS WHEREOF the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

                                      DAVOX CORPORATION


                                      By:
                                         -------------------------------------

                                      Title:
                                            ----------------------------------


                                      ----------------------------------------
                                      Optionee